Exhibit 99.1

CHINA AUTOMOTIVE SYSTEMS REPORTS 2020 SECOND QUARTER
UNAUDITED FINANCIAL RESULTS

WUHAN, China, August 14, 2020 -- China Automotive Systems, Inc. (“CAAS” or the “Company”) (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the second quarter and six months ended June 30, 2020.

Second Quarter 2020 Highlights

·	Net sales were $83.2 million as compared to $105.7 million in the second quarter of 2019;

·	Gross profit was $7.8 million and the gross margin decreased to 9.4% from 14.4% in the second quarter of 2019;

·	Loss from operations was $5.2 million compared with income from operations of $2.6 million in the second quarter of 2019;

·

Net loss attributable to parent company’s common shareholders was $4.1 million, or diluted loss per share of $0.13, compared to net income attributable to parent company’s common shareholders of $2.5 million, or diluted earnings per share of $0.08, in the second quarter of 2019.

First Six Months of 2020 Highlights

·	Net sales were $156.7 million, compared to $214.9 million in the first six months of 2019;

·	Gross profit decreased to $19.0 million, compared to $29.2 million in the first six months of 2019; gross margin decreased to 12.1% in the first six months of 2020, compared to 13.6% in the first six months of 2019;

·	Loss from operations was $4.2 million compared with income from operations of $3.7 million in the first six months of 2019;

·	Net loss attributable to parent company’s common shareholders was $4.1 million compared with net income of $3.9 million in the first six months of 2019; diluted loss per share attributable to parent company’s common shareholders was $0.13, compared to diluted earnings per share of $0.12 in the first six months of 2019;

·	Net cash provided by operating activities was $31.4 million in the first six months of 2020.

·	Cash and cash equivalents and pledged cash were $105.9 million as of June 30, 2020.

Mr. Qizhou Wu, chief executive officer of CAAS, commented, "Our sales in the second quarter of 2020 continued to show the enduring impact of the COVID-19 pandemic. In the second quarter of 2020, China’s economy resumed its growth as GDP increased by 3.2%. This growth rate was far below historical performance but was an improvement over the 6.8% economic contraction of the first quarter of 2020 which was severely impacted by the COVID-19 pandemic. Automobile sales declined by 16.9% year-over-year in the first half of 2020 with passenger vehicle sales down by 22.4% as MPV sales declined by 45.7%, sedan sales decreased by 26.0%, SUV sales were 14.9% lower and crossover vehicle sales were down by 19.8% according to statistics from the China Association of Automobile Manufacturers (“CAAM).”

“In the United States, the pandemic caused GDP to tumble at an annual rate of 32.9% in the second quarter of 2020, the largest quarterly decline in history. It has been estimated that 15 million Americans have become unemployed since February 2020 and consumer spending in the U.S. is down at a 34.6% annual rate in the second quarter of 2020, the largest decline ever recorded. U.S. auto sales declined by 33.3% in the second quarter of 2020 from a year earlier due to the coronavirus pandemic as passenger car sales declined by 46.9% while sales of trucks, minivans and SUVs for the quarter dropped by 27.7%.”

“We believe the worst is behind us in China and the government has rolled out a series of new fiscal and monetary policies to promote continued economic growth,” Mr. Wu concluded.

Jie Li, chief financial officer, commented, “We continued to generate positive cash flow despite lower sales and we focused on maintaining our excellent balance sheet to help retain shareholder value.”

Second Quarter of 2020

In the second quarter of 2020, net sales decreased by 21.3% to $83.2 million, compared to $105.7 million in the same quarter of 2019. Net sales of traditional steering products declined by 18.5% as demand weakened in the Chinese domestic brand automobile market related to the effects of the COVID-19 pandemic on the Chinese economy and passenger vehicle sales. Additionally, sales to the Company’s North American customers declined by $18.2 million due to the impact of the COVID-19 pandemic as production was suspended for much of the second quarter of 2020 as well as COVID-19’s impact on the economies in North America and the resulting decline in new automobile vehicle sales. Sales of electric power steering (“EPS”) represented 18.6% of total net sales.

Gross profit decreased to $7.8 million in the second quarter of 2020, compared to $15.2 million in the second quarter of 2019. The gross margin was 9.4% in the second quarter of 2020, versus 14.4% in the second quarter of 2019. The gross profit decrease was mainly due to lower sales and changes in the product mix.

Gain on other sales was $0.8 million in the second quarter of 2020, compared to $2.5 million in the second quarter of 2019.

Selling expenses were $3.0 million in the second quarter of 2020, compared to $3.9 million in the second quarter of 2019. The decrease was mainly due to the lower freight expenses, resulting from the suspension of Hubei Henglong’s operations for most of the quarter due to the COVID-19 pandemic’s impact in North America. Selling expenses represented 3.6% of net sales in the second quarter of 2020 compare to 3.7% in the second quarter of 2019.

General and administrative expenses (“G&A expenses”) were $4.8 million in the second quarter of 2020 compared with $4.4 million for the second quarter of 2019. The increase in expenses was mainly due to higher office and maintenance expenses. G&A expenses represented 5.7% of net sales in the second quarter of 2020 compared to 4.2% in the second quarter of 2019.

Research and development expenses (“R&D expenses”) decreased to $6.1 million in the second quarter of 2020, compared to $6.8 million in the second quarter of 2019. R&D expenses continue to focus on the development of the Company’s EPS and other new products. R&D expenses represented 7.4% of sales in the second quarter of 2020, compared with 6.4% in the second quarter of 2019.

Loss from operations was $5.2 million in the second quarter of 2020, compared to income from operations of $2.6 million in the same quarter of 2019. The decrease was primarily due to much lower sales and gross profit related to the impact of the COVID-19 pandemic.

Net financial expense in the second quarter of 2020 was $0.06 million, compared to net financial income of $1.6 million in the second quarter of 2019.

Loss before income tax expenses and equity in earnings/(loss) of affiliated companies was $4.4 million in the second quarter of 2020, compared to income before income tax expenses and equity in earnings/ (loss) of affiliated companies of $3.0 million in the second quarter of 2019.

Net loss attributable to parent company’s common shareholders was $4.1 million in the second quarter of 2020, compared to net income attributable to parent company’s common shareholders of $2.5 million in the corresponding quarter of 2019. Diluted loss per share was $0.13 in the second quarter of 2020, compared to diluted earnings per share of $0.08 in the second quarter of 2019. The weighted average number of diluted common shares outstanding was 31,174,045 in the second quarter of 2020, compared to 31,499,577 in the second quarter of 2019.

First Six Months of 2020

Net sales decreased 27.1% to $156.7 million in the first six months of 2020, compared to $214.9 million in the first six months of 2019. Six-month gross profit was $19.0 million, compared to $29.2 million in the corresponding period last year. Six-month gross margin was 12.1% in the first six months of 2020 compared to 13.6% in the corresponding period in 2019. The gain on other sales was $1.4 million in the first six months of 2020 compared to $3.8 million in the corresponding period last year. Loss from operations was $4.2 million in the first six months of 2020, compared to income from operations of $3.7 million in the first six months of 2019.

Net loss attributable to parent company’s common shareholders was $4.1 million in the first six months of 2020, compared to net income attributable to parent company’s common shareholders of $3.9 million in the corresponding period in 2019. Diluted loss per share was $0.13 in the first six months of 2020, compared to diluted earnings per share of $0.12 in the corresponding period of 2019.

As of June 30, 2020, cash and equivalents, and pledged cash were $105.9 million. Total accounts receivable including notes receivable were $188.4 million. Accounts and notes payable were $172.0 million and short-term loans were $55.2 million. Total parent company stockholders' equity was $280.0 million as of June 30, 2020, compared to $289.3 million as of December 31, 2019.

Net cash provided by operating activities was $31.4 million in the first six months of 2020 compared with net cash used in operating activities of $25.7 million in the first six months of 2019. Payments to acquire property, plant and equipment were $4.5 million compared with $10.3 million in the first six months of 2019.

Business Outlook

In April, the Company regained its full operating capacity after lockdown restrictions were removed and reopened its Wuhan headquarters after a temporary relocation to Jingzhou City in March. However, due to the lingering effects of the COVID-19, it has taken substantial time to create economic growth, restore consumer confidence and bring supply chains into full capacity in China. The COVID-19 pandemic continues to afflict our North and South American markets.

Management reiterates its revenue guidance for the full year 2020 of $360 million. This target is based on the Company's current views on operating and market conditions, which are subject to change.

Second Quarter 2020 Conference Call

Management will conduct a conference call on August 14, 2020 at 8:00 A.M. EDT/8:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management's presentation. To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the "China Automotive Systems" conference call:

Phone Number: +1-877-407-8031 (North America)

Phone Number: +1-201-689-8031 (International)

China Toll Free: +86-400-120-2840

A replay of the call will be available on the Company's website in the investor relations section.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through ten Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 6 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler Group LLC and Ford Motor Company in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on May 14, 2020 and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for automobile sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations. A prolonged disruption or any further unforeseen delay in our operations of the manufacturing, delivery and assembly process within any of our production facilities could continue to result in delays in the shipment of products to our customers, increased costs and reduced revenue. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Kevin Theiss

Investor Relations

+1-212-521-4050

Email: Kevin@awakenlab.com

-- tables follow –

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Three Months Ended June 30,
	2020	2019
Net product sales ($16,105 and $14,310 sold to related parties for the three months ended June 30, 2020 and 2019)	$83,184	$105,748
Cost of products sold ($6,152 and $6,130 purchased from related parties for the three months ended June 30, 2020 and 2019)	75,353	90,563
Gross profit	7,831	15,185
Gain on other sales	838	2,485
Less: Operating expenses
Selling expenses	2,977	3,859
General and administrative expenses	4,759	4,434
Research and development expenses	6,125	6,752
Total operating expenses	13,861	15,045
(Loss)/income from operations	(5,192)	2,625
Other income/(expense), net	1,257	(447)
Interest expense	(446)	(731)
Financial (expense)/income, net	(59)	1,552
(Loss)/income before income tax expenses and equity in earnings/(loss) of affiliated companies	(4,440)	2,999
Less: Income tax (benefit)/expense	(31)	674
Equity in earnings/(loss) of affiliated companies	169	(207)
Net (loss)/income	(4,240)	2,118
Net loss attributable to non-controlling interests	(142)	(332)
Net (loss)/income attributable to parent company’s common shareholders	$(4,098)	$2,450
Comprehensive income:
Net (loss)/income	$(4,240)	$2,118
Other comprehensive income:
Foreign currency translation income/(loss), net of tax	358	(6,881)
Comprehensive loss	(3,882)	(4,763)
Comprehensive loss attributable to non-controlling interests	(86)	(776)
Comprehensive loss attributable to parent company	$(3,796)	$(3,987)

Net (loss)/income attributable to parent company’s common shareholders per share -

Basic	$(0.13)	$0.08

Diluted	$(0.13)	$0.08
Weighted average number of common shares outstanding -
Basic	31,174,045	31,497,723
Diluted	31,174,045	31,499,577

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Six Months Ended June 30,
	2020	2019
Net product sales ($23,599 and $27,146 sold to related parties for the six months ended June 30, 2020 and 2019)	$156,739	$214,941
Cost of products sold ($9,286 and $11,634 purchased from related parties for the six months ended June 30, 2020 and 2019)	137,756	185,711
Gross profit	18,983	29,230
Gain on other sales	1,438	3,754
Less: Operating expenses
Selling expenses	5,095	6,944
General and administrative expenses	8,188	9,024
Research and development expenses	11,318	13,355
Total operating expenses	24,601	29,323
(Loss)/income from operations	(4,180)	3,661
Other income, net	1,374	960
Interest expense	(811)	(1,299)
Financial (expense)/income, net	(590)	887
(Loss)/income before income tax expenses and equity in (loss)/earnings of affiliated companies	(4,207)	4,209
Less: Income taxes	483	872
Equity in (loss)/earnings of affiliated companies	(178)	4
Net (loss)/income	(4,868)	3,341
Net loss attributable to non-controlling interests	(742)	(575)
Net (loss)/income attributable to parent company’s common shareholders	$(4,126)	$3,916
Comprehensive income:
Net (loss)/income	$(4,868)	$3,341
Other comprehensive income:
Foreign currency translation loss, net of tax	(4,603)	(518)
Comprehensive (loss)/income	(9,471)	2,823
Comprehensive loss attributable to non-controlling interests	(1,139)	(562)
Comprehensive (loss)/income attributable to parent company	$(8,332)	$3,385

Net (loss)/income attributable to parent company’s common shareholders per share -

Basic	$(0.13)	$0.12

Diluted	$(0.13)	$0.12
Weighted average number of common shares outstanding -
Basic	31,174,045	31,501,889
Diluted	31,174,082	31,505,721

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$80,376	$76,715
Pledged cash	25,504	29,688
Accounts and notes receivable, net - unrelated parties	170,059	211,841
Accounts and notes receivable - related parties	18,383	21,164
Inventories	82,861	82,931
Other current assets	37,086	18,974
Total current assets	414,269	441,313
Non-current assets:
Property, plant and equipment, net	131,657	140,481
Land use rights, net	10,062	10,346
Long-term investments	43,774	39,642
Other non-current assets	31,431	28,374
Total assets	$631,193	$660,156

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term loans	$55,191	$46,636
Accounts and notes payable - unrelated parties	162,803	180,175
Accounts and notes payable - related parties	9,233	6,492
Accrued expenses and other payables	47,758	45,341
Other current liabilities	22,629	25,135
Total current liabilities	297,614	303,779
Long-term liabilities:
Long-term government loans	-	7,167
Other long-term payable	2,998	4,948
Long-term tax payable	23,884	26,693
Other non-current liabilities	8,099	8,010
Total liabilities	$332,595	$350,597

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued - 32,338,302 and 32,338,302 shares as of June 30, 2020 and December 31, 2019, respectively	$3	$3
Additional paid-in capital	64,273	64,466
Retained earnings-
Appropriated	11,265	11,265
Unappropriated	216,383	221,298
Accumulated other comprehensive income	(7,668)	(3,462)
Treasury stock -1,164,257 and 1,164,257 shares as of June 30, 2020 and December 31, 2019, respectively	(4,261)	(4,261)
Total parent company stockholders' equity	279,995	289,309
Non-controlling interests	18,603	20,250
Total stockholders' equity	298,598	309,559
Total liabilities and stockholders' equity	$631,193	$660,156

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss)/income	$(4,868)	$3,341
Adjustments to reconcile net (loss)/income from operations to net cash provided by/(used in) operating activities:
Depreciation and amortization	10,562	9,283
Reversal of provision for doubtful accounts	(239)	(673)
Deferred income taxes	21	(1,124)
Equity in loss/(earnings) of affiliated companies	178	(4)
Government subsidy reclassified from government loans	287	-
Loss/(gain) on fixed assets disposals	42	(733)
(Increase)/decrease in:
Accounts and notes receivable	41,917	969
Inventories	(1,281)	(3,294)
Other current assets	(1,355)	4,760
Increase/(decrease) in:
Accounts and notes payable	(11,924)	(31,049)
Accrued expenses and other payables	2,683	(3,055)
Long-term taxes payable	(2,809)	(2,810)
Other current liabilities	(1,835)	(1,342)
Net cash provided by/(used in) operating activities	31,379	(25,731)
Cash flows from investing activities:
Decrease/(increase) in demand loans and employee housing loans included in other non-current assets	(3)	1,057
Cash received from property, plant and equipment sales	586	700
Payments to acquire property, plant and equipment (including $760 and $2,271 paid to related parties for the six months ended June 30, 2020 and 2019, respectively)	(4,525)	(10,335)
Payments to acquire intangible assets	(390)	(1,387)
Investment under the equity method	(5,360)	(2,348)
Purchase of short-term investments and long-term time deposits	(27,128)	(17,031)
Government subsidy received for purchase of property, plant and equipment	-	1,898
Proceeds from maturities of short-term investments	5,781	17,087
Cash received from long-term investment	448	579
Net cash used in investing activities	(30,591)	(9,780)
Cash flows from financing activities:
Proceeds from bank loans	36,135	29,036
Repayments of bank loans	(33,890)	(18,910)
Repayments of the borrowing for sale and leaseback transaction	(2,041)	(2,116)
Dividends paid to non-controlling interest holders of non-wholly owned subsidiaries	-	(333)
Cash received from capital contributions by non-controlling interest holder	212	1,438
Deemed distribution to shareholders	(88)	-
Acquisition of non-controlling interest	(81)	-
Repurchase of common shares	-	(342)
Net cash provided by financing activities	247	8,773
Effects of exchange rate on cash, cash equivalents and pledged cash	(1,558)	(172)
Net decrease in cash, cash equivalents and pledged cash	(523)	(26,910)
Cash, cash equivalents and pledged cash at beginning of the period	106,403	115,969
Cash, cash equivalents and pledged cash at end of the period	$105,880	$89,059